EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ATTENTION: FINANCIAL AND BUSINESS EDITORS

NBT Contact:	Daryl R. Forsythe 607-337-6416	CNB Contact:	William N. Smith 518-773-7911

NBT BANCORP, CNB BANCORP ANNOUNCE MERGER AGREEMENT

     NORWICH, N.Y. and GLOVERSVILLE, N.Y. (June 14, 2005) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) and CNB Bancorp, Inc. (CNB) (OTC Bulletin Board: CNBI) announced today that they have entered into a definitive agreement providing for the merger of CNB with and into NBT. The merger, which has been unanimously approved by the boards of directors of NBT and CNB, is subject to regulatory approvals as well as approval by CNB’s shareholders and is expected to close in the fourth quarter of 2005.

The total transaction is valued at approximately $89 million. Under the terms of the agreement, CNB shareholders will be given the opportunity to elect to receive either $38.00 in cash or 1.64 shares of NBT common stock for each share of CNB common stock, subject to election and proration procedures that provide, among other things, that the aggregate consideration will be 55% stock and 45% cash. Cost savings have been identified that NBT expects will make the proposed merger accretive to NBT earnings per share within the first year.

     CNB Directors Timothy Delaney and Brian Hanaburgh will join the NBT Bank, N.A. Board of Directors upon completion of the merger. Remaining CNB directors will be invited to join a Fulton County Advisory Board being created by NBT Bank. CNB Chairman and President William N. Smith and CNB Executive Vice President George A. Morgan will provide ongoing support to NBT as members of the advisory board, with Smith serving as chair.

     The merger agreement provides for the merger of CNB’s subsidiary, City National Bank & Trust, into NBT’s bank subsidiary, NBT Bank, N.A. Formed in 1856, NBT Bank is a full-service commercial bank headquartered in Norwich, N.Y. City National Bank & Trust is a full-service commercial bank headquartered in Gloversville, N.Y. Formed in 1887, City National Bank & Trust conducts business from nine community bank offices in four upstate New York counties, including Fulton, Hamilton, Montgomery and Saratoga.

     “We are pleased to have this opportunity to forge an agreement with an organization that has such a long and distinguished reputation for serving its customers and supporting the community,” commented NBT Chairman and CEO Daryl R. Forsythe.

     CNB Chairman and President William N. Smith noted, “NBT and CNB share a community banking philosophy that ensures that our customers will continue to receive high-quality service from the dedicated employees of a bank that cares about the communities it serves.”

     NBT Bank plans to make use of CNB’s headquarters facility at 10–24 North Main Street in downtown Gloversville as a regional hub office. “We are committed to upholding CNB’s legacy in and around Fulton County,” said NBT President Martin A. Dietrich. “We will work to minimize the impact to both customers and employees as we work through the merger process.”

     NBT is a financial services holding company headquartered in Norwich, N.Y., and had total assets of $4.3 billion at March 31, 2005. The company primarily operates through NBT Bank, N.A., a full-service community bank with two divisions and through a financial services company. NBT Bank, N.A. has 114 locations, including 74 NBT Bank offices in upstate New York and 40 Pennstar Bank offices in northeastern Pennsylvania. EPIC Advisors, Inc. is a full-service 401(k) plan recordkeeping firm, based in Rochester, N.Y. More information about NBT and its divisions can be found on the Internet at www.nbtbancorp.com, www.nbtbank.com, www.pennstarbank.com and www.epic1st.com.

     CNB is a financial holding company with its principal office in Gloversville, N.Y. The company operates two subsidiaries. City National Bank and Trust Company provides a full range of personal and commercial banking products as well as personal and business trust services. Hathaway Insurance Agency, Inc. provides general insurance services. More information about CNB and its subsidiaries can be found on the Internet at www.citynatlbank.com.

NBT Bancorp Inc. and CNB Bancorp, Inc. (CNB) Transaction Overview
Fixed Exchange Ratio:	1.64 Shares
Approximate Transaction Value:	$88.6 Million
Transaction Structure:	55% Stock and 45% Cash
Projected Total Trust Preferred Issuance:	$50.0 Million
Projected Cost Savings:	30% of CNB’s Projected FY 2006 Noninterest Expense
Anticipated Closing:	Fourth Quarter 2005
Price / Trailing Twelve-Months EPS (1):	19.7x
Price / March 31, 2005 Book Value:	214.0%
Price / March 31, 2005 Tangible Book Value:	259.4%
Current Market Premium (2):	42.1%
Pro Forma Franchise (as of 3/31/05, dollars in millions):
Total Assets	$4,735.6
Total Loans	$3,092.7
Total Deposits	$3,506.8
(1) EPS for the period 4/1/04 through 3/31/05.
(2) Based on CNB’s closing stock price of $26.75 as of June 13, 2005.

Forward-Looking Statements

     Statements contained in this news release contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the benefits of the acquisition and the companies’ intentions with respect to the combined company. These statements are based on the current beliefs and expectations of management as well as the assumptions made using information currently available to management and are subject to business, economic and other uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from the anticipated results as a result of various factors, including among others: (1) the failure to successfully integrate the two companies’ businesses, or to integrate them in a timely manner; (2) the failure to achieve anticipated cost savings, or to achieve savings in a timely manner; (3) costs, customer loss and business disruption in connection with the acquisition or the integration of our companies may be greater than expected; (4) failure to obtain governmental approvals without adverse regulatory conditions; and (5) failure to obtain required stockholder approval. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the documents filed by NBT and CNB with the Securities and Exchange Commission from time to time. Except as required by law, NBT and CNB do not undertake any obligation to update any forward-looking statements to reflect changes in beliefs, expectations or events.

     The proposed transactions will be submitted to stockholders of CNB for their consideration. NBT and CNB will file a registration statement, a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the “SEC”). CNB stockholders are urged to read the registration statement and the joint proxy statement/prospectus when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about NBT and CNB, at the SEC’s Internet site (http://www.sec.gov).

     Copies of the joint proxy statement/prospectus can be obtained, when available and without charge, by directing a request to NBT Bancorp Inc., 52 South Broad Street, P.O. Box 351, Norwich, NY 13815, Attn: Michael J. Chewens, 607-337-6520 or CNB Bancorp, Inc., 10-24 North Main Street, P.O. Box 873, Gloversville, N.Y. 12078, Attn: George A. Morgan.

     THE OFFERING WILL BE MADE ONLY BY MEANS OF A PROSPECTUS IN ACCORDANCE WITH FEDERAL LAW AND APPLICABLE STATE SECURITIES LAWS; THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES.

     CNB and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CNB in connection with the acquisition. Information about the directors and executive officers of CNB and their ownership of CNB common stock is set forth in the proxy statement, for CNB’s annual meeting of stockholders held on April 19, 2005, as filed with the SEC on a Schedule 14A on March 17, 2005. Additional information regarding the interests of these participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

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